Exhibit 10.16
Execution Copy
THE WARRANT EVIDENCED OR CONSTITUTED HEREBY, AND THE SHARES ISSUABLE HEREUNDER, HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION. THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SHARES ISSUABLE UNDER THIS WARRANT ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE SHAREHOLDERS’ AGREEMENT BY AND AMONG THE HOLDER HEREOF, THE COMPANY AND CERTAIN OTHER PARTIES NAMED THEREIN. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.
EASTERN WELL HOLDINGS LIMITED
WARRANT TO PURCHASE SERIES A PREFERRED SHARES
(Subject to Adjustment)
Date: June 24, 2009
     THIS CERTIFIES THAT, for value received, CHINA ENVIRONMENT FUND III, L.P. (the “Holder”) is entitled, subject to the terms and conditions of this Warrant, at any time and from time to time during the Exercise Period (as defined below), to purchase from EASTERN WELL HOLDINGS LIMITED , a company duly incorporated and validly existing under the Laws of Hong Kong (the “Company”), up to 2,453,240 Series A convertible and redeemable preferred shares of the Company, par value US$0.001 per share (the “Warrant Shares”), at the Exercise Price Per Share (as defined below). The Exercise Price Per Share and number of Warrant Shares are subject to adjustment and change as provided herein. This Warrant is issued pursuant to the Series A Preferred Share Purchase Agreement dated June 18, 2009 (the “Purchase Agreement”), among the Company, the Holder and certain other parties named therein.
     1. Certain Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement. As used in this Warrant the following terms shall have the following respective meanings:
     “Board” shall mean the board of directors of the Company.
     “Company” means EASTERN WELL HOLDINGS LIMITED , a company duly incorporated and validly existing under the Laws of Hong Kong.
     “Encumbrances” shall have the meaning ascribed to it in Section 7.
     “Exercise Date” shall mean the date of effective exercise of this Warrant by the Holder during the Exercise Period.
Series A Warrant

Execution Copy
     “Exercise Period” shall mean the twelve-month period commencing on the date of this Warrant.
     “Exercise Price Per Share” means the per share exercise price of the Warrant Shares which shall initially be US$4.076 (which is subject to the adjustment stated in Section 4 herein and the adjustment of the purchase price of Series A Preferred Shares pursuant to the Purchase Agreement), amounting to an aggregate exercise price of all the Warrant Shares of US$10,000,000.
     “Exercise Price” shall have the meaning ascribed to it in Section 2.1.
     “Notice of Exercise” shall have the meaning ascribed to it in Section 2.1.
     “Permitted Transferee” means an Affiliate of the Holder.
     “Person” means any individual, sole proprietorship, partnership, firm, joint venture, estate, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or governmental authority or other entity of any kind or nature.
     “Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder, all as from time to time in effect.
     “Series A Director” means a director appointed by the Holder to the Company.
     “Series A Preferred Shares” means the Series A convertible and redeemable preferred shares, par value US$0.001 per share, of the Company.
     “Ordinary Shares” means the ordinary shares, par value US$0.001 per share, of the Company.
     “Purchase Agreement” means the Series A Preferred Share Purchase Agreement dated June 18, 2009 by and among the Company, the Holder and certain other parties named therein.
     “Shares” means the shares of the Company.
     “Shareholders Agreement” means that certain Shareholders Agreement dated June 24, 2009 by and among the Company, the Holder and certain other parties named therein.
     “Warrant” as used herein, shall include this Warrant and any warrant delivered in substitution or exchange therefor as provided herein.
     “Warrant Shares” shall have the meaning ascribed to it in the first paragraph of this Warrant (which is subject to the adjustment stated in Section 4 herein and the adjustment set forth in the Purchase Agreement).
     2. Exercise of Warrant
          2.1. Exercise and Payment. Subject to compliance with the terms and conditions of this Warrant and applicable securities laws, this Warrant may be exercised, in whole or in part, at any time during the Exercise Period by the delivery of notice of exercise
Series A Warrant

Execution Copy
substantially in the form attached hereto as Exhibit A (the “Notice of Exercise”), duly executed by the Holder, to the Company at the address provided for notice to the Company under the Purchase Agreement, and within thirty (30) days thereafter, the Holder shall (a) surrender this Warrant to the Company at such address, and (b) effect payment to the Company, (i) in cash (by check) or by wire transfer, (ii) by cancellation of indebtedness of the Company owed to the Holder, or (iii) by a combination of (i) and (ii), of an amount equal to the product obtained by multiplying the number of Warrant Shares being purchased upon such exercise by the then effective Exercise Price Per Share (the “Exercise Price”). The Warrant will expire if not exercised within the Exercise Period.
          2.2. Share Certificates; Fractional Shares. Upon surrender of this Warrant and payment of the Exercise Price by the Holder, the Company shall register the Holder as a member of the Company in the Company’s share register in respect of the number of Warrant Shares issuable upon such exercise, and issue and deliver to the Holder or person(s) entitled to receive the same a certificate or certificates for such number of Warrant Shares issuable upon such exercise at the Company’s expense, together with cash in lieu of any fraction of a Warrant Share equal to the Exercise Price Per Share multiplied by such fraction. No fractional Warrant Share or scrip representing a fractional Warrant Share shall be issued upon an exercise of this Warrant.
          2.3 Effective Date of Exercise. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise and payment by the Holder of the Exercise Price as provided in Clause 2.1 above. The person entitled to receive the Warrant Shares issuable upon exercise of this Warrant shall be treated for all purposes as the holder of record of such Warrant Shares from the close of business on the date the Holder is deemed to have exercised this Warrant.
     3. Valid Issuance; Taxes. All Warrant Shares issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable, and the Company shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof.
     4. Adjustment of Exercise Price Per Share and Number of Warrant Shares. The Exercise Price Per Share and number of Warrant Shares issuable upon exercise of this Warrant is subject to the adjustment upon occurrence of the following events before the Exercise Date:
          4.1. Subdivision, Combination or Reclassification of Series A Preferred Shares. If the Company shall, at any time or from time to time, (i) subdivide the outstanding Series A Preferred Shares, (ii) combine the outstanding Series A Preferred Shares into a smaller number of shares, or (iii) issue any shares of its capital stock in a reclassification of the Series A Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each such case, the Exercise Price Per Share in effect at the time of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date shall be proportionately adjusted so that the holder of any Warrant exercised after such date shall be entitled to receive, upon payment of the same aggregate amount as would have been payable before such date, the aggregate number and kind of shares of capital stock which, if such Warrant had been exercised immediately prior to such date, such Holder would have owned upon such exercise and been entitled to receive
Series A Warrant

Execution Copy
by virtue of such subdivision, combination or reclassification. Any such adjustment shall become effective immediately after the effective date of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.
          4.2. Other Changes, etc. If the Company at any time or from time to time, after the issuance of this Warrant but prior to the exercise hereof, shall take any action affecting its Series A Preferred Shares similar to or having an effect similar to any of the actions described in Section 4.1 or 4.4 (but not including any action described in such Sections) then, and in each such case, the Exercise Price Per Share and number of Warrant Shares shall be adjusted in such manner and at such time as the Board of Directors in good faith determines would be equitable under the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the Holder).
          4.3. Adjustments to Other Shares. In the event that at any time, as a result of an adjustment made pursuant to this Section 4, the Holder shall become entitled to receive, upon exercise of this Warrant, any shares of capital stock of the Company other than Series A Preferred Shares, the number of such other shares so receivable upon exercise of this Warrant and the Exercise Price Per Share shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Series A Preferred Shares contained in this Section 4 herein.
          4.4. Adjustment for Capital Reorganization, Merger or Consolidation. In case of any reorganization of the capital shares of the Company (other than a combination, reclassification or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all the assets of the Company then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive, upon exercise of this Warrant, and upon payment of the Exercise Price then in effect, the number of shares or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4. The foregoing provisions of this Section 4.4 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the shares or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors (including the affirmative vote of Series A Director). In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors, including the affirmative vote of Series A Director) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.
Series A Warrant

Execution Copy
     5. Certificate as to Adjustments. In each case of any adjustment in the Exercise Price Per Share, or number or type of shares issuable upon exercise of this Warrant, the chief financial officer (or any person of an equivalent position) of the Company shall compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Exercise Price Per Share. The Company shall promptly send (by facsimile or electronic mail, and by either first class mail, postage prepaid or overnight delivery) a copy of each such certificate to the Holder.
     6. Loss or Mutilation. Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.
     7. Reservation of Shares. The Company hereby covenants and agrees that at all times there shall be reserved in the Company’s authorized but unissued shares for issuance and delivery upon exercise of this Warrant such number of Warrant Shares (or other securities of the Company as are from time to time issuable upon exercise of this Warrant) and Ordinary Shares for issuance on conversion of such Warrant Shares, including, amending its Memorandum and Articles of Association or other constitutional documents from time to time to increase its authorized shares as necessary. All such shares shall be duly authorized, and when issued by way of registration in the name of the Holder in the Company’s register of members upon such exercise in accordance with the terms herein, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive and similar rights (“Encumbrances”), except such Encumbrances arising under Law or under the Shareholders Agreement. The Holder acknowledges that “reserve,” “reservation” or similar words may have no technical meaning under the Laws of Hong Kong. For purposes only of this Warrant, “reserve”, “reservation” and similar words shall mean that the Board of Directors of the Company have approved and authorized an intent by the Company to refrain from issuing a number of Warrant Shares sufficient to satisfy the exercise rights of the Holder of this Warrant (including Ordinary Shares issuable upon conversion of such Series A Preferred Shares issued upon exercise of this Warrant) such that such Warrant Shares (and the Ordinary Shares issuable upon conversion thereof) will remain in the authorized but unissued shares of the Company until, as applicable, this Warrant is exercised in accordance with its terms or the Warrant Shares are converted into Ordinary Shares in accordance with the terms thereof.
     8. Transfer and Exchange. Subject to the terms and conditions of this Warrant and the Shareholders Agreement, and compliance with all applicable securities laws, this Warrant and all rights hereunder may be transferred to any person, in whole or in part, on the books of the Company maintained for such purpose at the address provided for notice to the Company under the Purchase Agreement, by the Holder hereof in person, or by duly authorized attorney, upon surrender of this Warrant properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any partial transfer, the Company will issue and deliver to the Holder a new Warrant or Warrants with respect to the Warrant Shares not so transferred. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that when this Warrant shall have been so endorsed, the person in possession of this Warrant may be treated by the Company, and all other persons dealing with this Warrant, as the absolute owner hereof for
Series A Warrant

Execution Copy
any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding; provided, however, that until a transfer of this Warrant is duly registered on the books of the Company, the Company may treat the Holder hereof as the owner for all purposes.
     9. Representations and Warranties. The Company covenants that the representations and warranties contained in Section 3 of the Purchase Agreement shall be true and correct in all respects as of the date hereof and as of the Exercise Date, provided that if any of the representation or warranty contained in Section 3 of the Purchase Agreement shall become untrue on the date of exercise of this Warrant, due to reason of amendment of the applicable Laws by the competent government authorities or due to the action of any third party, the Company shall notify the Holder of such situation promptly after it has become aware of the same.
     10. Compliance with Securities Laws. By acceptance of this Warrant, the Holder hereby represents, warrants and covenants that any Warrant Share purchased upon exercise of this Warrant or any Ordinary Share acquired upon conversion thereof shall be acquired for investment only and not with a view to, or for sale in connection with, any distribution thereof in the United States; that the Holder has had such opportunity as such Holder has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Holder to evaluate the merits and risks of its investment in the company; that the Holder is able to bear the economic risk of holding such Warrant Shares as may be acquired pursuant to the exercise of this Warrant for an indefinite period; that the Holder understands that the Warrant Shares acquired pursuant to the exercise of this Warrant or Ordinary Shares acquired upon conversion thereof will not be registered under the Securities Act (unless otherwise required pursuant to exercise by the Holder of the registration rights, if any, previously granted to the Holder) and will be “restricted securities” within the meaning of Rule 144 under the Securities Act.
     11. No Rights or Liabilities as Shareholders. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder or member of the Company. In the absence of affirmative action by such Holder to purchase Warrant Shares by exercise of this Warrant or Ordinary Shares upon conversion thereof, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder hereof shall cause such Holder hereof to be a shareholder or member of the Company for any purpose.
     12. Registration Rights. All Warrant Shares issuable upon exercise of this Warrant and Ordinary Shares issuable upon conversion of the Warrant Shares shall be “Registrable Securities” within the meaning of the relevant provisions of the Shareholders Agreement, and are entitled, subject to the terms and conditions of that agreement, to all registration rights granted to the Holder thereunder.
     13. Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder.
     14. Notices. All notices and other communications from the Company to the Holder shall be given in accordance with the Purchase Agreement.
Series A Warrant

Execution Copy
     15. Headings. The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.
     16. Law Governing. This Warrant shall be governed in all respects by the Laws of Hong Kong without regards to conflicts of law principles.
     17. Dispute Resolution.
          (a) Any dispute, controversy or claim arising out of or relating to this Warrant, or the interpretation, breach, termination or validity hereof, shall first be subject to resolution through consultation of the parties to such dispute, controversy or claim. Such consultation shall begin within seven (7) days after one party hereto has delivered to the other party involved a written request for such consultation. If within thirty (30) days following the commencement of such consultation the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of any party with notice to the other party.
          (b) The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “HKIAC”). There shall be three arbitrators. The complainant and the respondent to such dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the Parties shall not be limited in their selection to any prescribed list. The Chairman of the HKIAC shall select the third arbitrator, who shall be qualified to practice Law in Hong Kong and fluent in English and Mandarin. If either party to the arbitration does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the HKIAC.
          (c) The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Arbitration Rules of the HKIAC in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section 17, including the provisions concerning the appointment of arbitrators, the provisions of this Section 17 shall prevail.
          (d) The arbitrators shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the Laws of Hong Kong and shall not apply any other substantive law.
          (e) Each party hereto shall cooperate with any party to the dispute in making full disclosure of and providing complete access to all information and documents requested by such party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on the party receiving the request; all such requested information and documents can be provided in English or Chinese with equal legal validity.
          (f) The award of the arbitration tribunal shall be final and binding upon the disputing parties, and any party to the dispute may apply to a court of competent jurisdiction for enforcement of such award.
          (g) Any party to the dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.
Series A Warrant

Execution Copy
     18. No Impairment. The Company will not cooperate with or facilitate any amendment of its Memorandum and Articles of Association or other constitutional documents, or any reorganization, consolidation, merger, dissolution, issue or sale of shares, sale of assets or any other voluntary action, so as to avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (a) will use its best efforts to ensure that the par value of any shares issuable upon the exercise of this Warrant will not be increased above the amount payable therefor upon such exercise, and (b) will take or procure the taking of all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon exercise of this Warrant and fully paid and non-assessable Ordinary Shares upon conversion of such Warrant Shares.
     19. Notices of Record Date. In the event:
          (a) the Company shall take a record of the holders of its Series A Preferred Shares or Ordinary Shares (or other shares or securities at the time receivable upon the exercise of this Warrant), for the purpose of entitling them to receive any right to subscribe for or purchase any shares of any class or any other securities or to receive any other right; or
          (b) of any consolidation or merger of the Company with or into another corporation, any capital reorganization of the Company, any reclassification of the shares of the Company, or any conveyance of all or substantially all of the assets of the Company to another corporation in which holders of the Company’s shares are to receive shares, securities or property of another corporation; or
          (c) of any voluntary dissolution, liquidation or winding-up of the Company; or
          (d) of any redemption or conversion of all outstanding Ordinary Shares or Series A Preferred Shares;
then, and in each such case, the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such right, or (ii) the date on which a record is to be taken for a vote on such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion, and the time, if any is to be fixed, as of which the holders of record of Series A Preferred Shares, Ordinary Shares or such shares or securities as at the time are receivable upon the exercise of this Warrant, shall be entitled to exchange their Series A Preferred Shares, Ordinary Shares or such other shares or securities, for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be delivered at least twenty (20) days prior to the date therein specified.
     20. Severability. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
Series A Warrant

Execution Copy
     21. Counterparts. For the convenience of the parties, any number of counterparts of this Warrant may be executed by the parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument, but all of which together shall constitute one and the same instrument.
     22. Entire Agreement. This Warrant, the Purchase Agreement and the Shareholders Agreement constitute the entire agreement between the Company and the Holder with respect to the Warrant and supersedes all prior agreements and understanding with respects to the subject matter of this Warrant.
     23. Binding Effect: Benefits. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Holder and their respective permitted successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Holder, or their respective permitted successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.
     24. No Inconsistent Agreements. The Company will not on or after the date of this Warrant enter into any agreement with respect to its Shares which is inconsistent with the rights granted to the Holder or otherwise conflicts with the provisions hereof. The rights granted to Holder hereunder do not in any way conflict with and are not inconsistent with the rights granted to holders of the Company’s Shares under any other agreements, except rights that have been waived.
[The remainder of this page has intentionally been left blank]
Series A Warrant

     IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the day and year herein above first written

SEALED with the Common Seal of EASTERN WELL HOLDINGS LIMITED and SIGNED by

in the presence of

Address:	No 485-487, Gu Yang Road, Changning District, Shanghai, China
Fax: 86-21-6631-2459

Accepted and agreed,
CHINA ENVIRONMENT FUND III, L.P.

Name:
Title: Authorized Signatory
Address: A2302, SP Tower, Tsinghua Science Park, Beijing 100084 China
Fax: 86-10-8215-1150
[Signature page to Series A Warrant]
Series A Warrant

EXHIBIT A
FORM OF NOTICE OF EXERCISE
NOTICE OF EXERCISE
To: EASTERN WELL HOLDINGS LIMITED (the “Company”)
     The undersigned hereby elects to purchase                      Series A Preferred Shares pursuant to the terms of the attached Warrant (the “Warrant”). Payment of the Exercise Price (as defined in the Warrant) required under the Warrant accompanies this notice or herewith tenders payment by wire transfer to an account previously designated by the Company.
     The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

[ ]

By:

Name:

Title:

Address:
Series A Warrant